VINEBROOK HOMES TRUST, INC.
VINEBROOK HOMES OPERATING PARTNERSHIP, L.P.
FORM OF PROFITS INTEREST UNITS AGREEMENT
This PROFITS INTEREST UNITS AGREEMENT (this “Agreement”), is made and entered into as of [_____], 2024 (the “Grant Date”), by and among VineBrook Homes Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), VineBrook Management Holdings, LLC, a Delaware limited liability company (“Management Holdings”), and [_____] (the “Participant”). Capitalized terms used in this Agreement but not otherwise defined herein shall have their respective meanings set forth in the Plan (as defined below) or the Partnership Agreement (as defined below), as applicable.
WHEREAS, VineBrook Homes Trust, Inc., a Maryland corporation (the “Company”), maintains the VineBrook Homes Trust, Inc. 2023 Long Term Incentive Plan (as amended or restated from time to time, the “Plan”);
WHEREAS, the Company and the Partnership wish to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);
WHEREAS, Section 9 of the Plan authorizes the issuance of Profits Interest Units to Participants for the performance of services to or for the benefit of the Partnership in the Participant’s capacity as a Partner or in anticipation of the Participant becoming a Partner or as otherwise determined by the Committee; and
WHEREAS, the Committee has determined that it would be advisable and in the best interest of the Company and its stockholders to issue the Award (as defined below) to the Participant as an inducement to the Participant to provide services to or for the benefit of the Partnership, and as an additional incentive during such service, and has advised the Company thereof.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
1.Issuance of Award.
(a)Award. Pursuant to the Plan, in consideration of the Participant’s agreement to provide services to or for the benefit of the Partnership, the Partnership hereby (i) issues to the Participant an award of [_____] Profits Interest Units (the “Award”) and (ii) if not already a Partner, admits the Participant as a Partner of the Partnership on the terms and conditions set forth herein, in the Plan and in the Third Amended and Restated Limited Partnership Agreement of the Partnership (as amended or restated from time to time, the “Partnership Agreement”). The Partnership and the Participant acknowledge and agree that the Award is hereby issued to the Participant for the performance of services to or for the benefit of the Partnership in his or her capacity as a Partner. Upon receipt of the Award, the Participant shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of and bound by Partnership Agreement. The Participant shall be subject to all rights and obligations under the Partnership Agreement with respect to the grant of the Award hereunder as a Partner, notwithstanding the contribution of the Profits Interest Units underlying the Award to Management Holdings as described herein. The Participant acknowledges that the Partnership may, from time to time, issue or cancel (or otherwise modify) Profits Interest Units in accordance with the terms of the Partnership Agreement. The Award shall have the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Plan and the Partnership Agreement.
(b)Contribution. Upon the issuance of the Award, the Participant shall simultaneously contribute the Profits Interest Units to Management Holdings in exchange for profits interest units in Management Holdings that track the terms and conditions of the grant set forth herein pursuant to the terms of the Management Holdings Profits Interest Unit Agreement (the “Management Holdings Contribution Agreement”). To the extent Participant is not already a member of Management Holdings, the Participant shall, by execution hereof, agree to become a member and be party to and bound by the Limited Liability Company Agreement of VineBrook Management Holdings, LLC, dated as of August 3, 2023 (as the same may be amended from time to time, the “Management Holdings LLC Agreement”) as provided herein with respect to the Profits Interest Units granted hereby. For the avoidance of doubt, the forfeiture of the Profits Interest Units granted hereunder shall continue to apply to Management Holdings to the same extent as if the Participant held such Profits Incentive Units directly.
2.Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan and/or the Partnership Agreement, as applicable.
(a)“Cause” means any of the following: (i) a material breach by the Participant of any agreement then in effect between the Participant and the Company, the Partnership, any Affiliate and/or any direct or indirect Subsidiary (collectively, the “Company Group”); (ii) the Participant’s conviction of or plea of “guilty” or “no contest” to a felony under the laws of the United States or any state thereof; (iii) gross negligence or gross misconduct by the Participant with respect to the Company Group or any of their affiliates, (iv) the Participant’s abandonment of the Participant’s employment with or services to the Company Group or any of their affiliates, as applicable, or (v) the Participant’s willful and continued failure to substantially perform the duties associated with the Participant’s position (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), which failure has not been cured within 30 days after a written demand for substantial performance is delivered to the Participant by the Company or the Partnership, which demand specifically identifies the manner in which the Company or Partnership believe that the Participant has not substantially performed his duties.
(b)“Change in Control” has the meaning set forth in the Plan; provided, that for purposes of this Agreement, references in Section 13(ii) of the Plan to 35% shall be 75% and references in Section 13(iii) of the Plan to 35% shall be 50.1%.
(c)“Disability” means a medically determinable physical or mental impairment expected to result in death or to continue for a period of not less than 12 months that causes the Participant to be unable to engage in any substantial gainful activity.
(d)“Profits Interest Units” means Profits LTIP Units of the Partnership as defined in the Partnership Agreement.
(e)“Qualifying Termination” means a termination of Participant’s status as a Service Provider by reason of (i) the Participant’s death, (ii) a termination by a Company Group member due to the Participant’s Disability, or (iii) a termination by a Company Group member other than for Cause.
(f)“Restrictions” means the exposure to forfeiture set forth in Section 5.

(g)“Service Provider” means a person who is selected by the Committee to receive a Profits Interest Unit under the Plan and Partnership Agreement and who is at the time (i) an officer or other key employee of the Company Group, including a person who has agreed to commence serving in such capacity within 90 days of the Grant Date, (ii) a person who provides services to the Company Group that are equivalent to those typically provided by an employee, or (iii) a Director.
3.Profits Interest Units Subject to the Plan and Partnership Agreement. The Award is subject to the terms of the Plan and the terms of the Partnership Agreement, including, without limitation, the restrictions on transfer of Partnership Units (including, without limitation, Profits Interest Units) set forth in Article 11 of the Partnership Agreement. Any permitted transferee of the Award shall take such Award subject to the terms of the Plan, this Agreement, and the Partnership Agreement. Any such permitted transferee must, upon the request of the Partnership, agree to be bound by the Plan, the Partnership Agreement, and this Agreement, and shall execute the same on request, and must agree to such other waivers, limitations, and restrictions as the Partnership or the Company may reasonably require. Any transfer of the Award which is not made in compliance with the Plan, the Partnership Agreement and this Agreement shall be null and void and of no effect.
4.Vesting.
(a)Time Vesting. Subject to Sections 4(b), 4(c) and 4(d), the Restrictions set forth in Section 5 below will lapse and the Profits Interest Units will vest and become nonforfeitable in accordance with and subject to the time vesting schedule set forth on Exhibit A attached hereto, subject to the Participant’s continued status as a Service Provider through each applicable vesting date.
(b)Qualifying Termination Due to Death or Disability. In the event that the Participant incurs a Qualifying Termination due to the Participant’s death or Disability, the Profits Interest Units will vest in full and become nonforfeitable upon such Qualifying Termination.
(c)Qualifying Termination without Cause Not in Connection with a Change in Control. In the event that the Participant incurs a Qualifying Termination due to a termination by the Company Group other than for Cause, subject to the release requirements set forth in Section 4(e), the Award will vest and become nonforfeitable on the 55th day following the date of such Qualifying Termination (such date, the “Nonforfeitable Date”) with respect to the number of Profits Interest Units subject to the Award which would have become vested and nonforfeitable during the 12-month period immediately following the date of such Qualifying Termination if the Participant remained continuously in service with the Company Group during such period (and will, following the Participant’s Qualifying Termination, remain outstanding and eligible to vest on such Nonforfeitable Date if the Release (as defined below) has become effective and irrevocable).
(d)Qualifying Termination without Cause in Connection with a Change in Control. In the event that a Change in Control occurs and the Participant incurs a Qualifying Termination due to a termination by a member of the Company Group other than for Cause upon or within 12 months following such Change in Control, subject to the release requirements set forth in Section 4(e), the Profits Interest Units will vest in full and become nonforfeitable on the Nonforfeitable Date (and will, following the Participant’s Qualifying Termination, remain outstanding and eligible to vest on such Nonforfeitable Date if the Release has become effective and irrevocable).

(e)Release. The vesting of any Profits Interest Units pursuant to Section 4(c) or 4(d) shall in each case be subject to and conditioned upon the Participant’s execution of a general release of claims in a form prescribed by the Company (a “Release”). For the avoidance of doubt, if the Participant fails to timely execute, deliver and, if applicable, not revoke an enforceable Release prior to the Nonforfeitable Date, then the Profits Interest Units that would have vested pursuant to Section 4(c) or 4(d), as applicable, will thereupon automatically and without further action be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right or interest in or with respect to such Profits Interest Units.
5.Effect of Termination of Service; Breach of Restrictive Covenant.
(a)Termination of Service. Except as otherwise described in Sections 4(c) or 4(d) above, any Profits Interest Units which have not vested as of the date of the Participant’s termination of service (after taking into account any accelerated vesting that occurs in connection with such termination) will thereupon automatically and without further action be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right or interest in or with respect to such Profits Interest Units. In the event of the Participant’s termination of service as described in Sections 4(c) or 4(d) above, any and all Profits Interest Units that have not vested as of the Nonforfeitable Date (after taking into account any accelerated vesting that occurs in connection with such termination) will thereupon automatically and without further action be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right or interest in or with respect to such Profits Interest Units.
(b)Breach of Restrictive Covenant. In the event that the Participant breaches any confidentiality, non-competition, non-solicitation, no-hire and/or non-disparagement obligations with a member of the Company Group, as determined by the Committee in its good faith discretion, any and all Profits Interest Units (whether unvested or vested) will thereupon automatically and without further action be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right or interest in or with respect to such Profits Interest Units. In addition, and not in limitation of the foregoing, (i) to the extent that the Participant has elected to redeem such Profits Interest Units for another equity interest in the Company or another member of the Company Group, as contemplated by the Partnership Agreement (the “Converted Equity”), the Company or Partnership shall cause such outstanding Converted Equity to immediately be forfeited (even if vested), (ii) neither the Participant nor any permitted transferee shall have any further rights with respect to any Profits Interest Units or Converted Equity, as applicable, and (iii), the Company shall also have the right to recover from the Participant the economic value of any Distributions, including any Distributions related to Converted Equity, or any proceeds received following a change in control of a member of the Company Group or the sale of the Converted Equity.
6.Execution and Return of Documents and Certificates. At the Company’s or the Partnership’s request, the Participant hereby agrees to promptly execute, deliver and return to the Partnership any and all documents or certificates that the Company or the Partnership deems necessary or desirable to effectuate the cancellation and forfeiture of the unvested Profits Interest Units and the portion of the Award attributable to the unvested Profits Interest Units, or to effectuate the transfer or surrender of such unvested Profits Interest Units and portion of the Award to the Partnership.
7.Covenants, Representations and Warranties. The Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant and his or her spouse, if applicable, that:

(a)Investment. The Participant is holding the Award for the Participant’s own account, and not for the account of any other Person. The Participant is holding the Award for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.
(b)Status of Participant. The Participant has such knowledge, skill, and experience in business, financial, and investment matters such that the Participant is capable of evaluating the merits and risks of an investment in the Profits Interest Units and is capable of protecting his or her interest in connection with his or her investment in the Profits Interest Units. To the extent that the Participant has deemed it appropriate to do so, the Participant has retained and relied upon necessary and appropriate professional advice regarding the investment, tax, and legal merits and consequences of this Agreement and holding the Profits Interest Units. By reason of the Participant’s business and financial experience, the Participant has the capacity to protect his or her own interest in connection with his or her investment in the Profits Interest Units. The Participant represents that he or she is an “accredited investor” as that term is defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). The Participant agrees to furnish any additional information requested to assure compliance with applicable federal securities laws and the securities laws of any state in connection with the holding of the Profits Interest Units.
(c)Relation to Partnership. The Participant is presently a Service Provider, and in such capacity has become personally familiar with the business of the Partnership.
(d)Access to Information. The Participant has had the opportunity to ask questions of, and to receive answers from, the Partnership with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Partnership.
(e)Registration. The Participant understands that the Profits Interest Units have not been registered under the Securities Act and the Profits Interest Units cannot be transferred by the Participant other than in accordance with the terms and conditions set forth in the Plan, this Agreement and the Partnership Agreement and, in any event, unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Partnership has made no agreements, covenants or undertakings whatsoever to register the transfer of the Profits Interest Units under the Securities Act. The Partnership has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act (“Rule 144”), will be available.
(f)Public Trading. The Partnership’s securities are not presently publicly traded, and no member of the Company Group has made any representations, covenants or agreements as to whether there will be a public market for any of its securities.
(g)Tax Advice. No member of the Company Group has made any warranties or representations to the Participant with respect to the income tax consequences of the issuance of the Profits Interest Units or the transactions contemplated by this Agreement (including, without limitation, with respect to the decision of whether to make an election under Section 83(b) of the Code), and the Participant is in no manner relying on the Partnership or its representatives for an assessment of such tax consequences. The Participant is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the Profits Interest Units.
8.Capital Account. The Participant shall make no contribution of capital to the Partnership in connection with the Award and, as a result, the Participant’s Capital Account balance in the Partnership immediately after its receipt of the Profits Interest Units shall be equal to zero, unless the Participant was a Partner in the Partnership prior to such issuance, in which case the Participant’s Capital Account balance shall not be increased as a result of its receipt of the Profits Interest Units.
9.Redemption Rights. Notwithstanding the contrary terms in the Partnership Agreement, Partnership Units which are acquired upon the conversion of the Profits Interest Units shall not, without the consent of the Partnership (which may be given or withheld in its sole discretion), be redeemed pursuant to Section 8.6 of the Partnership Agreement within three years of the date of the issuance of such Profits Interest Units.
10.Section 83(b) Election. The Participant covenants that the Participant shall make a timely election under Section 83(b) of the Code (and any comparable election in the state of the Participant’s residence) with respect to the Profits Interest Units covered by the Award, and the Partnership hereby consents to the making of such election(s). In connection with such election, the Participant and the Participant’s spouse, if applicable, shall promptly provide a copy of such election to the Partnership. Instructions for completing an election under Section 83(b) of the Code and a form of election under Section 83(b) of the Code are attached hereto as Exhibit B. The Participant furthers covenants that, in connection with the Participant’s contribution of the Profits Interest Units granted hereunder to Management Holdings, the Participant shall execute a separate election under Code Section 83(b) (and any comparable election in the state of the Participant’s residence) (which shall be attached to the Management Holdings Contribution Agreement), concurrent with or within 30 days following the execution thereof, and shall promptly provide a copy of such election to the Partnership. The Participant represents that the Participant has consulted any tax consultant(s) that the Participant deems advisable in connection with the filing of an election under Section 83(b) of the Code and similar state tax provisions. The Participant acknowledges that it is the Participant’s sole responsibility and not the responsibility of the Company Group to timely file an election under Section 83(b) of the Code (and any comparable state election), even if the Participant requests that the Company Group or any representative of the Company Group make such filing on the Participant’s behalf. The Participant should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence.
11.Ownership Information. The Participant hereby covenants that so long as the Participant holds any Profits Interest Units, at the request of the Partnership, the Participant shall disclose to the Partnership in writing such information relating to the Participant’s ownership of the Profits Interest Units as the Partnership reasonably believes to be necessary or desirable to ascertain in order to comply with the Code or the requirements of any other appropriate taxing authority.
12.Taxes. The Partnership and the Participant intend that (a) the Profits Interest Units be treated as “profits interests” within the meaning of the Code, the Treasury Regulations promulgated thereunder and any published guidance by the Internal Revenue Service with respect thereto, including, without limitation, Internal Revenue Service Revenue Procedure 93-27, 1993-2 C.B. 343, as clarified by Internal Revenue Service Revenue Procedure 2001-43, 2001-2 C.B. 191, (b) the issuance of such interests not be a taxable event to the Partnership or the Participant as provided in such authorities, and (c) the Partnership Agreement, the Plan and this Agreement be interpreted consistently with such intent. In furtherance of such intent, effective immediately prior to the issuance of the Profits Interest Units, the Partnership will cause the “Carrying Value” (as defined in the Partnership Agreement) of all Partnership assets to be adjusted to equal their respective gross fair market values (determined in accordance with the methodologies and principles set forth in the definition of “704(c) Value” contained in the Partnership Agreement), and make the resulting adjustments to the “Capital Accounts” (as defined in the Partnership Agreement) of the Partners, in each case as set forth in the Partnership

Agreement. The Partnership may withhold from the Participant’s wages, or require the Participant to pay to the Partnership, any applicable withholding or employment taxes resulting from the issuance of the Award hereunder, from the vesting or lapse of any restrictions imposed on the Award, or from the ownership or disposition of the Profits Interest Units.
13.Remedies. The Participant shall be liable to the Partnership for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, the Participant agrees that the Partnership shall be entitled to obtain specific performance of the obligations of the Participant under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Participant will not use as a defense that there is an adequate remedy at law.
14.Restrictive Legends. Certificates evidencing the Award, to the extent such certificates are issued, may bear such restrictive legends as the Partnership and/or the Partnership’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends or any legends substantially similar thereto:
“The offering and sale of the securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Any transfer of such securities will be invalid unless a Registration Statement under the Securities Act is in effect as to such transfer or in the opinion of counsel for the Partnership such registration is unnecessary in order for such transfer to comply with the Securities Act.”
“The securities represented hereby are subject to forfeiture, transferability and other restrictions as set forth in (i) a written agreement with the Partnership, (ii) the VineBrook Homes Trust, Inc. 2023 Long Term Incentive Plan and (iii) the Third Amended and Restated Limited Partnership Agreement of VineBrook Homes Operating Partnership, L.P., in each case, as has been and as may in the future be amended (or amended and restated) from time to time, and such securities may not be sold or otherwise transferred except pursuant to the provisions of such documents.”
15.Restrictions on Public Sale by the Participant. To the extent not inconsistent with applicable law, the Participant agrees not to effect any sale or distribution of the Profits Interest Units or any similar security of the Company or the Partnership, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144, during the 14 days prior to, and for up to 180 days after, the date of the pricing of any public or private debt or equity securities offering by the Company or the Partnership (except as part of such offering), if and to the extent requested in writing by the Partnership or the Company in the case of a non-underwritten public or private offering or if and to the extent requested in writing by the managing underwriter or underwriters (or initial purchaser or initial purchasers, as the case may be) and consented to by the Partnership or the Company, which consent may be given or withheld in the Partnership’s or the Company’s sole and absolute discretion, in the case of an underwritten public or private offering (such agreement to be in the form of lock-up agreement provided by the Company, the Partnership, managing underwriter or underwriters, as the case may be).
16.Conformity to Securities Laws. The Participant acknowledges that the Partnership Agreement, the Plan, this Agreement, and the Management Holdings Contribution Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder) and agrees to obtain such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Partnership or the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award of Profits Interest Units is made, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law (as determined in the sole discretion of the Board of Directors), the Partnership Agreement, the Plan, this Agreement, the Management Holdings Contribution Agreement, and the Award shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
17.Code Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement. Notwithstanding any provision of this Agreement to the contrary, in the event that following the effective date of this Agreement, the Partnership determines that the Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this Agreement), the Partnership may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Partnership determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 17 shall not create any obligation on the part of the Partnership or any Subsidiary to adopt any such amendment, policy or procedure or take any such other action. In no event shall the Company, the Partnership or any Subsidiary be liable for any tax, interest or penalty imposed on the Participant under Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.
18.No Right to Continued Service. Nothing in this Agreement shall confer upon the Participant any right to continue as a Service Provider of the Company Group, or shall interfere with or restrict in any way the rights of the Company Group, which rights are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without cause.
19.Miscellaneous.
(a)Incorporation of the Plan. This Agreement is made under and subject to and governed by all of the terms and conditions of the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. By signing this Agreement, the Participant confirms that he or she has received a copy of the Plan and has had an opportunity to review the contents thereof.
(b)Clawback. This Award shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Company Group (or a member thereof) applicable to the Participant, in each case, as may be amended from time to time.
(c)Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Partnership.
(d)Entire Agreement; Amendments and Waivers. This Agreement, together with the Plan, the Partnership Agreement, the Management Holdings LLC Agreement, and the Management Holdings Contribution Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties; provided that nothing herein shall supersede any restrictive covenant to which the Participant is a party. In the event that the provisions of such other agreements or letters conflict or are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control. Except as set forth in Section 17 above, this Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto and approved by the Committee. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.
(e)Survival of Representations and Warranties. The representations, warranties and covenants contained in Section 7 hereof shall survive the later of the date of execution and delivery of this Agreement or the issuance of the Award.
(f)Severability. If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.
(g)Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
(h)Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile or email, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.
(i)Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.
(j)Notices. Any notice to be given by the Participant under the terms of this Agreement shall be addressed to Brian Mitts at the Partnership’s address set forth in Exhibit A attached hereto. Any notice to be given to the Participant shall be addressed to him or her at the Participant’s then current address on the books and records of the Partnership. By a notice given pursuant to this Section 19(j), either party may hereafter designate a different address for notices to be given to such party. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Partnership of his or her status and address by written notice under this Section 19(j) (and the Partnership shall be entitled to rely on any such notice provided to it that it in good faith believes to be true and correct, with no duty of inquiry). Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service.
(k)Spousal Consent. As a condition to the Company Group’s obligations under this Agreement, the spouse of the Participant, if any, shall execute and deliver to the Partnership the Consent of Spouse attached hereto as Exhibit C.

(l)Fractional Units. For purposes of this Agreement, any fractional Profits Interest Units that vest or become entitled to distributions pursuant to the Partnership Agreement will be rounded down to the nearest whole Profits Interest Unit, as determined by the Partnership; provided, however, that in no event shall such rounding cause the aggregate number of Profits Interest Units that vest or become entitled to such distributions to exceed the total number of Profits Interest Units set forth in Section 1(a) of this Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

VINEBROOK HOMES OPERATING PARTNERSHIP, L.P.
By: VineBrook Homes OP GP, LLC, its General Partner
By:
Name:
Title:
VINEBROOK MANAGEMENT HOLDINGS, LLC
By:
Name:
Title:
The Participant hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

[Participant]

EXHIBIT A

VESTING SCHEDULE AND NOTICE ADDRESS
Vesting Schedule
[_________]
Partnership Address
300 Crescent Court, Suite 700
Dallas, Texas 75201

EXHIBIT B
FORM OF SECTION 83(B) ELECTION AND INSTRUCTIONS
These instructions are provided to assist you if you choose to make an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the Profits Interest Units of VineBrook Homes Operating Partnership, L.P. transferred to you. Please consult with your personal tax advisor as to whether an election of this nature will be in your best interest in light of your personal tax situation.
The executed original of the Section 83(b) election must be filed with the Internal Revenue Service not later than 30 days after the grant date. PLEASE NOTE: There is no remedy for failure to file on time. Follow the steps outlined below to ensure that the election is mailed and filed correctly and in a timely manner. ALSO, PLEASE NOTE: If you make the Section 83(b) election, the election is irrevocable.
Complete all of the Section 83(b) election steps below:

1.	Complete the Section 83(b) election form (sample form next page) and make three (3) copies of the signed election form. (Your spouse, if any, should also sign the Section 83(b) election form.)

2.	Prepare a cover letter to the Internal Revenue Service (sample letter included, following election form).

3.
Send the cover letter with the originally executed Section 83(b) election form and one (1) copy via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service where you file your personal tax returns.

It is advisable that you have the package date-stamped at the post office. The post office will provide you with a white certified receipt that includes a dated postmark. Enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return a date-stamped copy to you. However, your postmarked receipt is your proof of having timely filed the Section 83(b) election if you do not receive confirmation from the Internal Revenue Service.

4.	One (1) copy must be sent to VineBrook Homes Operating Partnership, L.P. for its records.

5.	Retain the Internal Revenue Service file stamped copy (when returned) for your records.
Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.

ELECTION PURSUANT TO SECTION 83(B) OF THE INTERNAL REVENUE CODE
The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in the undersigned’s gross income for the taxable year in which the property was transferred the excess (if any) of the fair market value of the property described below, over the amount the undersigned paid for such property, if any, and supplies herewith the following information in accordance with the Treasury regulations promulgated under Section 83(b):
1. The name, address and taxpayer identification (social security) number of the undersigned, and the taxable year for which this election is being made, are:

NAME:		NAME:
	[Name of Taxpayer]		[Name of Spouse or N/A]

SSN:		SSN:
	[Taxpayer SSN]		[Spouse SSN]
ADDRESS:		ADDRESS:

TAXABLE YEAR: The taxable year with respect to which this election is made is the calendar year in which the property was transferred.
2. The property with respect to which the election is made consists of [_____] Profits Interest Units (the “Units”) of VineBrook Homes Operating Partnership, L.P. (the “Partnership”), representing an interest in the future profits, losses and distributions of the Partnership.
3. The date on which the above property was transferred to the undersigned was [_____], 2024.
4. The above property is subject to the following restrictions: The Units are subject to cancellation and forfeiture to the extent unvested upon a termination of service with the Partnership under certain circumstances. These restrictions lapse upon the satisfaction of certain conditions as set forth in an agreement between the taxpayer, the Partnership, and VineBrook Management Holdings, LLC. In addition, the Units are subject to certain transfer restrictions pursuant to such agreement and the Amended and Restated Agreement of Limited Partnership of VineBrook Homes Operating Partnership, L.P., as amended (or amended and restated) from time to time, should the taxpayer wish to transfer the Units.
5. The fair market value of the above property at the time of transfer (determined without regard to any restrictions other than those which by their terms will never lapse) was $0.
6. The amount paid for the above property by the undersigned was $0.
7. The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of this election will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the property was transferred.

Date:
The undersigned spouse of the taxpayer joins in this election. (Complete if applicable.)

Date:

VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED
Internal Revenue Service

[Address where taxpayer files returns]
Re: Election under Section 83(b) of the Internal Revenue Code of 1986
Taxpayer:
Taxpayer’s Social Security Number:
Taxpayer’s Spouse:
Taxpayer’s Spouse’s Social Security Number:
Ladies and Gentlemen:
Enclosed please find an original and one copy of an Election under Section 83(b) of the Internal Revenue Code of 1986, as amended, being made by the taxpayer referenced above. Please acknowledge receipt of the enclosed materials by stamping the enclosed copy of the Election and returning it to me in the self-addressed stamped envelope provided herewith.
Very truly yours,

Enclosures
cc: VineBrook Homes Operating Partnership, L.P.

EXHIBIT C

CONSENT OF SPOUSE
I, ___________ , spouse of , have read and approve the foregoing Profits Interest Unit Agreement (the “Agreement”) and all exhibits thereto, the Partnership Agreement and the Plan (each as defined in the Agreement). In consideration of the granting to my spouse of the Profits Interest Units of VineBrook Homes Operating Partnership, L.P. (the “Partnership”) as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights and taking of all actions under the Agreement and all exhibits thereto and agree to be bound by the provisions of the Agreement and all exhibits thereto insofar as I may have any rights in said Agreement or any exhibits thereto or any securities issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement and exhibits thereto or otherwise. I understand that this Consent of Spouse may not be altered, amended, modified or revoked other than by a writing signed by me, the Partnership and VineBrook Homes Trust, Inc.
Grant Date:

By:
Print name:
Dated:
If applicable, you must print, complete and return this Consent of Spouse with the executed Agreement. Please only print and return this page.

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